EXHIBIT 11.1

WINNEMUCCA PROPERTY
(Humboldt County, Nevada, USA)

AMENDED AND RESTATED OPTION AND ROYALTY AGREEMENT

Dated for Reference December 3, 2004,
as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

Between:

GOLDEN SANDS EXPLORATION INC.

and

AHL HOLDINGS LTD.

and

EVOLVING GOLD CORPORATION

WINNEMUCCA PROPERTY
(Humboldt County, Nevada, USA)

AMENDED AND RESTATED OPTION AND ROYALTY AGREEMENT

Dated for Reference December 3, 2004

Between:

GOLDEN SANDS EXPLORATION INC.

and

AHL HOLDINGS LTD.

and

EVOLVING GOLD CORPORATION

Schedule “A1” The Original Golden Arc Claims
Schedule “A2” The Golden Arc Claims
Schedule “B” The Initial Additional Claims
Schedule “C” Certificate of Optionor Sub
Schedule “D” Certificate of Optionor

AMENDED AND RESTATED OPTION AND ROYALTY AGREEMENT
(Winnemucca Property)

DATED for reference the 3rd day of December, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

BETWEEN:

GOLDEN SANDS EXPLORATION INC., a corporation duly incorporated pursuant to the laws of British Columbia and having an office at 210-5511 West Boulevard, Vancouver, British Columbia V6M 3W6 (the “Optionor”)

AND:

AHL HOLDINGS LTD., a corporation duly incorporated pursuant to the laws of Nevada and having an office at One East Liberty Street, Suite 424, Reno, Nevada 89501 (the “Optionor Sub”)

AND:

EVOLVING GOLD CORPORATION, a corporation duly incorporated pursuant to the laws of British Columbia and having an office at Suite 1500, 885 West Georgia Street, Vancouver, BC V6C 3E8 (the "Optionee”)

WHEREAS:

A.	The Optionor is the sole owner of all of the issued shares in AHL Holdings Ltd., a Nevada corporation (the “Optionor Sub”);

B.

The Optionor Sub entered into an option agreement dated March 22, 2004 (the “Underlying Golden Arc Option Agreement”) with Golden Arc Mining and Refining Inc. (“Golden Arc”) regarding the unpatented mining claims listed in Schedule “A” to the Underlying Golden Arc Option Agreement and also listed in Schedule “A1” to this Agreement (the “Original Golden Arc Claims”) and any other unpatented mining claims that became subject to the option in the Underlying Golden Arc Option Agreement, all of which were located in the County of Humboldt, State of Nevada, USA;

C.	The Optionor, the Optionor Sub and the Optionee entered into an Option & Royalty Agreement dated December 3, 2004 (the “December 3, 2004 Option Agreement”) which concerned the

Original Golden Arc Claims and certain other mining claims set out in Schedule “B” to the December 3, 2004 Option and Royalty Agreement;

D.	Subsequently, the Optionor, the Optionor Sub and the Optionee entered into various amending agreements;

E.	Also following the date of the signing of the December 3, 2004 Option Agreement:

(i)

certain matters warranting amendment were found in the location and the recording of Golden West Frac A (described in Schedule “A” to the December 3, 2004 Option and Royalty Agreement as the Gold West Frac A) and Golden West Frac B (described in Schedule “A” to the December 3, 2004 Option and Royalty Agreement as the Gold West Frac B) and, as a result, those mining claims were amended and recorded as Amended Golden West Frac A and Amended Golden West Frac B;

(ii)

certain other mining claims, namely WM 206, WM 207 and WM 208, were staked and recorded to cover those lands that, as a result of the recording of the amended mining claims, were open for the location of mining claims; and

(iii)

all of the mining claims subject to the option in the Underlying Option Agreement and subject to the December 3, 2004 Option and Royalty Agreement, which prior to the Underlying Golden Arc Option Agreement were not registered in the name of the Optionor Sub became recorded in the name of the Optionor Sub;

F.	The unpatented mining claims now subject to the Underlying Golden Arc Option Agreement are listed in Schedule “A2” and are herein called the “Golden Arc Claims”;

G.	Thus, as of the date of the restatement of this Agreement, the names of the registered owner of the Golden Arc Claims is as set out in Schedule “A2”;

H.	As of the date of the restatement of this Agreement, the beneficial owner of the Golden Arc Claims is Golden Arc;

I.

The Optionor Sub located on the ground by the construction of the monument of discovery, posting of the notices of location and construction of the corner monuments and, following the signing of the December 3, 2004 Option and Royalty Agreement, had recorded the certificates of location and mining claim map in the office of the county recorder and filed with the Bureau of Land Management, certain unpatented mining claims nearby the Golden Arc Claims, as set out in Schedule “B” to this Agreement (the “Initial Additional Claims”);

J.

Under the terms of the Underlying Golden Arc Option Agreement, Golden Arc has the option to have any mineral claims acquired by the Optionor Sub and located within one mile of the Original Golden Arc Claims listed in Schedule “A1” (and later the Golden Arc Claims listed in Schedule “A2”) become subject to the terms of the option granted by Golden Arc to the Optionor Sub (the “Underlying Area of Interest Option”);

K.

As a result, subject to the Underlying Golden Arc Option Agreement the Optionor Sub is the sole registered and the Optionors are the sole beneficial owner of all of the Claims, other than the Golden Arc Claims in which case the Optionor Sub is the registered owner and Golden Arc is the beneficial owner, also subject to the terms of the Underlying Golden Arc Option Agreement;

L.

The Optionor Sub has exclusive possession of and the right to explore for locatable minerals on and mine the Claims (subject to the terms of the Underlying Golden Arc Option Agreement) free and clear of all claims, liens or encumbrances;

M.	The Optionee sought from the Optionors and was granted by the Optionors an extension until June 30, 2006 to certain terms of the December 3, 2004 Option Agreement as amended;

N.	The Optionee had also requested certain changes to the December 3, 2004 Option Agreement, as amended; and

O.

As a result, the parties now wish to enter into this Agreement in order to further amend and to restate the December 3, 2004 Option Agreement, as amended, and to confirm the grant of an option to the Optionee to the Claims on the terms and conditions as hereinafter set forth.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement:

(a)	“Additional Property” means any Mineral Rights or Surface Rights within the Area of Interest that become subject to the terms of this Agreement pursuant to Subsection 7.3;

(b)	“Abandoned Claims” has that meaning set out in Subsection 9.1;

(c)	“Advance Royalty Payments” has that meaning set out in Subsection 13.5 of this Agreement;

(d)

“Affiliate” means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with a Participant;

(e)	“Area of Interest” means the area within a perimeter constituted by the outside boundaries of the Claims, plus three miles;

(f)

“Authorization” means, with respect to any Participant, any order, permit, approval, waiver, licence or similar authorization of any governmental or public department, central bank, commission, board, bureau, agency or instrumentality or stock exchange having jurisdiction over the Participant, and includes any bond, deposit or other security required by any order, permit, approval, waiver, licence or authorization;

(g)	“Business Day” means any day of the year, other than a Saturday, Sunday or any other day on which banks are closed in Toronto, Ontario, Canada or in Reno, Nevada;

(h)	“Claims” means the Golden Arc Claims, the Initial Additional Claims and Additional Property, if any;

(i)	“Commencement Date” means December 3, 2004, being the date of the option agreement between the Optionor, the Optionor Sub and the Optionee;

(j)

“Confidential Information” means all information, data, knowledge and know-how (including, but not limited to, formulae, patterns, compilations, programs, devices, methods, techniques and processes) that derive independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analyses, interpretations, compilations, studies and evaluations of such information, data, knowledge and know- how generated or prepared by or on behalf of either Participant;

(k)

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through: (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) an operating agreement; (v) a voting trust; or (vi) otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers;

(l)	“date of the restatement of this Agreement” means July 7, 2006;

(m)	"Dollars ($)" means legal currency of the United States;

(n)

“Encumbrance” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, royalty, restrictive covenant or other claim or encumbrance of any nature, whether or not capable of being registered against title;

(o)

“Environmental Laws” means Laws aimed at reclamation or restoration of the Claims; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes;

(p)

“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Participant, by any person or entity other than the other Participant, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from: (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws;

(q)

“Exploration Expense” means the exploration expenses spent or incurred by or on behalf of the Optionee since the Commencement Date (including, without limitation, those described in Subsection 3.2) in the conduct of exploration, development and evaluation activities on or in relation to the Claims including, without limitation:

(i)	in searching title and curing title defects;

(ii)	in acquiring Additional Property;

(iii)

in holding the Claims in good standing (including any monies expended as required to comply with Laws, such as for the completion and submission of assessment work and filings required in connection therewith), in defending title to the Claims;

(iv)

in preparing for and in the application for and acquisition of environmental permits and other Authorizations necessary or desirable to commence and complete exploration, development and evaluation activities on the Claims;

(v)

in doing geophysical and geological surveys, drilling, assaying and metallurgical testing, including costs of assays, metallurgical testing and other tests and analyses to determine the quantity and quality of minerals, water and other materials or substances;

(vi)

in acquiring services or facilities or the use thereof and for all parts, supplies and consumables, provided that any cost or expense paid or incurred in connection with properties or rights therein in which the Optionors have an interest but which are required for the development of the Claims will be reasonably and in good faith allocated according to the benefit or potential benefit to the Claims;

(vii)	for salaries and wages for employees assigned to exploration, development and evaluation activities;

(viii)	the expenses of all persons engaged in work with respect to and for the benefit of the Claims including for their travel, food, lodging and other reasonable needs;

(ix)	payments to contractors or consultants for work done, services rendered or materials supplied;

(x)	all taxes or other imposts levied against or in respect of the Claims or activities thereon and the cost of insurance premiums and performance bonds or other security; and

(xi)

an administrative charge equal to 3% of all Exploration Expense (other than expenditures on capital assets). The parties agree that the administrative charge is intended to compensate the Optionee for its home office overhead and general and administrative expenses incurred in managing the project and is not intended to result in net profit to the Optionee. The parties further agree that the administrative charge is subject to a right of review and dispute in accordance with the arbitration provisions of this Agreement by either the Optionors or the Optionee;

(r)

“Exploration Expense Report” means written fully itemized statement of Exploration Expense incurred by the Optionee during the relevant period of the Option, certified as being complete and accurate by the Optionee and without restricting the foregoing, the list of items set out in the definition of Exploration Expense should be reported separately, if reasonably possible, but in any case, the amounts for items (i) and (ii) in the definition of Exploration Expense must be reported separately and furthermore, the Exploration Expenditure Report must report the Exploration Expenses incurred on the Golden Arc Claims and the Exploration Expense incurred on the other Claims separately;

(s)

“Feasibility Study” means a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production;

(t)	“Golden Arc” means Golden Arc Mining & Refining Inc., a Nevada company;

(u)	"Golden Arc Claims" means those mineral claims set out in Schedule “A2” of this Agreement;

(v)	“Initial Additional Claims” has that meaning as set out in Recital I of this Agreement;

(w)

“Laws” means applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting the Person or Claims referred to in the context in which the word is used;

(x)

“Mineral Rights” means interests in minerals and rights to minerals including, without limitation, exploration licenses, unpatented mineral claims, patented mineral claims and other forms of mineral title, whether contractual, statutory or otherwise;

(y)

"Net Smelter Returns" means the proceeds received by the Optionee from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Claims after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(i) the cost of transportation of concentrates or dore metal from the Claims to such smelter or other purchaser, including related transport;

(ii) smelting and refining charges including penalties; and

(iii) marketing costs;

(z)	“Notice of Exercise” has that meaning as set out in Subsection 3.2(q);

(aa)	"NSR Royalty" means a Net Smelter Returns royalty, to be paid by the Optionee to the Optionor pursuant to Subsection 13.1;

(bb)	“Optionor Sub” has that meaning as set out in Recital A;

(cc)

“Option Period” means the period beginning with the Commencement Date and ending on the earliest of: (i) the date upon which the Option has been exercised pursuant to Subsection 3.2 and (ii) the date upon which the Option has been terminated;

(dd)	“Optionors” means the Optionor and the Optionor Sub;

(ee)

“Original Golden Arc Claims” means those mining claims set out in Recital B and also means those mining claims set out in Underlying Golden Arc Option Agreement and also those mining claims set out in Schedule “A1” to this Agreement;

(ff)

“Participant” the Optionor and the Optionor Sub together are called a Participant and the Optionee is called a Participant and any permitted successor or assign of Optionor, Optionor Sub or the Optionee under this Agreement is called a Participant;

(gg)

“Pre-feasibility Study” means a comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has been established, and an effective method of mineral processing has been determined, including a financial analysis based on reasonable assumptions of technical, engineering, operating, economic factors and the evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve and which study recommends the preparation and the completion of a Final Feasibility Study;

(hh)	“Proximate Property” has that meaning as set out in Subsection 7.3;

(ii)	"Shares" means fully paid, non assessable previously unissued common shares in the capital of the Optionee;

(jj)

“Surface Rights” means any interest in any real property, whether freehold, leasehold, license, right of way, easement or any other surface or other right in relation to real property, and includes water rights or any interest therein, but does not include any Mineral Rights;

(kk)

“this Agreement” means this agreement dated for reference December 3, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 20005, as further amended on January 25, 2006, as further amended on April 27, 2006 and as further amended on June 16, 2006 and as further amended and restated on July 7, 2006;

(ll)	“Transfer” has that meaning set out in Subsection 8.1;

(mm)	“Underlying Area of Interest Option” has that meaning as set out in Recital J; and

(nn)	“Underlying Golden Arc Option Agreement” has that meaning set out in Recital B.

2.	REPRESENTATIONS AND WARRANTIES AND ACKNOWLEDGEMENTS

2.1	The Optionee represents and warrants to the Optionors that, as of the date of the restatement of this Agreement:

(a)	the Optionee is a corporation duly incorporated and validly existing pursuant to the laws of British Columbia;

(b)	the Optionee currently has its shares quoted for trading on the Canadian Trading & Quotation System, commonly known as the “CNQ”;

(c)

the Optionee is a reporting issuer under the United States Securities and Exchange Act of 1934 and the shares of the Optionee are quoted for trading on the United States Over the Counter Bulletin Board, commonly known as “OTCBB”;

(d)

the Optionee has full power and absolute authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and has received all written Authorizations or approvals required to grant the rights and to enter into and perform this Agreement;

(e)

the execution and delivery of the Agreement and the exercise by the Optionee of the rights granted under the Agreement will not conflict with or be in contravention of any law, regulation or order of any government, government department or other competent authority or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument of obligation to which the Optionee is a party or by which the Optionee may be bound; and

(f)	the Agreement will constitute a legal, valid and binding obligation of the Optionee.

2.2	The Optionors represent and warrant to the Optionee that as of the date of the restatement of this Agreement:

(a)	the Optionor is a corporation duly incorporated and validly existing pursuant to the laws of British Columbia and is in good standing with respect to filing of its Annual Reports;

(b)

the Optionor Sub is a corporation duly incorporated pursuant to the laws of Nevada and is in good standing with respect to filing of its Annual List of Directors, Officers and Resident Agent with the Secretary of State of Nevada;

(c)	the Underlying Golden Arc Option Agreement is in good standing and enforceable in accordance with its terms;

(d)

the Golden Arc Claims have been duly and validly located, staked and recorded, are accurately described in Schedule "A2", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all Encumbrances;

(e)

the Initial Additional Claims have been duly and validly located, staked and recorded, are accurately described in Schedule “B", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all Encumbrances;

(f)	the name of the registered owner of the Golden Arc Claims is AHL;

(g)	the name of the registered owner of the Initial Additional Claims is AHL;

(h)

under the terms of the Underlying Golden Arc Option Agreement, Golden Arc has the option to have any unpatented mining claims acquired by the Optionor Sub and located within one mile of the Original Golden Arc Claims and later Golden Arc Claims become subject to the terms of the option granted by Golden Arc to the Optionor Sub (previously defined as the “Underlying Area of Interest Option”);

(i)

as a result, subject to the terms of the Underlying Golden Arc Option Agreement, the Optionor Sub is the sole registered and beneficial owner of all of the Claims, except the Golden Arc Claims in which case the Optionor Sub is the registered owner and Golden Arc is the beneficial owner;

(j)

subject to terms of the Underlying Golden Arc Option Agreement, the Optionors have exclusive possession of and the right to explore for locatable minerals on and mine the Claims free and clear of all Encumbrances;

(k)

subject to the terms of the Underlying Golden Arc Option Agreement, the Optionors have the exclusive right to enter into this Agreement and all necessary authority to dispose of a 100% interest in and to the Claims in accordance with the terms of this Agreement;

(l)	subject to the paramount title of the United States, no person has any proprietary or possessory interest in the Golden Arc Claims other than the Optionors and Golden Arc;

(m)

no person is entitled to any royalty or other payment in the nature of rent or royalty on any locatable minerals removed from the Golden Arc Claims, except for the Optionor Sub and, indirectly, Golden Arc under the terms of the Underlying Golden Arc Option Agreement;

(n)	subject to the paramount title of the United States, no person has any proprietary or possessory interest in the Initial Additional Claims or the Additional Property other than the Optionors;

(o)

subject to the Underlying Area of Interest Option, no person is entitled to any royalty or other payment in the nature of rent or royalty on any locatable minerals removed from the Initial Additional Claims or the Additional Property, except for the Optionor Sub;

(p)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which the Optionor or the Optionor Sub is a party or by which it is bound;

(q)	the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto;

(r)	the Claims have not been surveyed; and

(s)

the Optionor Sub made reasonable efforts to reduce the advance royalty payments to be paid under the Underlying Golden Arc Option Agreement and Golden Arc did not agree to reduce those advance royalty payments.

2.3

The representations, warranties and acknowledgements hereinbefore set have been relied on by the parties in entering into this Agreement and will survive the acquisition of any interest in the Claims by the Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.	GRANT AND EXERCISE OF OPTION

3.1

The Optionors hereby grant to the Optionee the sole and exclusive option (the “Option”) in accordance with this Section 3, to purchase, subject to the NSR Royalty, 100% of the right, title and interest in and to the Claims, free and clear of all Encumbrances.

3.2	To exercise the Option, subject to the terms and conditions of this Agreement, the Optionee must:

(a)	issue in the name of Golden Arc and deliver to the lawyer for the Optionor 100,000 Shares by January 7, 2005 (which was done);

(b)	pay to the Optionor $30,000 by January 7, 2005, by delivering to the lawyer for the Optionor a certified cheque or bank draft made payable to the lawyer for the Optionor in Trust (which was done);

(c)	issue and deliver to the Optionor 200,000 Shares by January 7, 2005 (which was done);

(d)	pay to the Optionor $40,000 by May 6, 2005, by delivering to the lawyer for the Optionor a certified cheque or bank draft made payable to the lawyer for the Optionor in Trust (which was done);

(e)	issue and deliver to the Optionor a further 200,000 Shares by February 25, 2005 (which was done);

(f)

to cause the filing of an application under Rule 15c2-11 of the United States Securities Exchange Act of 1934 and then cause the filing to be accepted by the National Association of Securities Dealers and then cause the commencement of trading of the shares of the Optionee on the United States Bulletin Board (which was done);

(g)	issue and deliver to the Optionor a further 400,000 Shares by September 5, 2005 (which was done);

(h)	issue and deliver to the Optionor 400,000 Shares at the signing of this Agreement;

(i)

pay the Optionors their reasonable legal expenses relating to (a) the quiet title action and (b) the various breaches of this Agreement by the Optionee and the resulting amendments, including the preparation of this Agreement at the close of a private placement of shares and full warrants at the price of $0.30 per share caused by the Optionors and, the Optionee will do all such things as may be necessary to facilitate such private placement in an expeditious manner, including the making of all applications and the obtaining of all necessary approvals;

(j)	by July 31, 2006, or as soon as possible thereafter:

(i)	prepare a technical report prepared in accordance with National Instrument 43- 101 and it is agreed that the author of such report need not be independent of the Optionee;

(ii)	prepare and deliver to the Optionors an Exploration Expense Report for the period from December 3, 2004 to June 30, 2006; and

(iii)

deliver to the Optionors all data, information and reports on work carried out by the Optionee during the Option Period on the Claims, all drill core, assay pulps, maps, drilling logs, assay results and other technical data compiled by the Optionee with respect to the Claims and copies of all books, accounts and records of operations conducted by or on behalf of the Optionee on the Claims and not previously delivered to the Optionors, all of which material is to presented in both electronic (if available) and hard copy;

(k)	prepare technical reports in accordance with Subsection 12.1(e);

(l)

incur cumulative Exploration Expense of not less than $500,000 on the Claims by December 31, 2006, including at least $200,000 of cumulative Exploration Expense on the Golden Arc Claims (which the Optionee agrees and commits to incur), and it is agreed that none of such $200,000 of cumulative Exploration Expense includes any amounts listed in (i), (ii), (iii), (iv), (vi), (x) or (xi) of the definition of Exploration Expense;

(m)	incur cumulative Exploration Expense of not less than $2,000,000 on the Claims by December 31, 2007;

(n)	issue and deliver to the Optionor 500,000 Shares by December 31, 2007;

(o)	incur cumulative Exploration Expense of not less than $4,000,000 on the Claims by December 31, 2008;

(p)	prepare and pay for a Pre-Feasibility Study on the Claims and deliver that study to the Optionors by June 30, 2009; and

(q)

deliver by June 30, 2009 to the Optionors a written notice that all things sets out in Subsection 3.2 have been completed within the time frames set out therein and that the Optionee elects to exercise the Option (the “Notice of Exercise”).

3.3	If the shares of the Optionee are subdivided into a greater number of shares of the Optionee the number of shares deliverable hereunder will be increased proportionately as the case may be.

4.	EFFECT OF EXERCISE OF OPTION

4.1

Immediately upon the completion of those things set out in Subsection 3.2 the Option shall be exercised and the Optionee will, subject to the right of the Optionor Sub (and Golden Arc indirectly) to receive the NSR Royalty, own 100% of the right, title and interest in and to the Claims.

5.	TRANSFER OF TITLE UPON EXERCISE

5.1

Upon the exercise of the Option, as provided in Subsection 4.1, the Optionor Sub will deliver to the Optionee a duly executed deed in recordable form of 100% of the Optionors’ right, title and interest in and to the Claims in favour of the Optionee, subject to the NSR Royalty, which the Optionee will be entitled to immediately record against title to such Claims.

6.	TERMINATION OF OPTION

6.1	The Option will terminate if:

(a)	the Optionee does not comply with the requirements of Subsection 3.2 within the time periods set out therein; or

(b)	at any time, during the term of the Agreement, the Optionee delivers notice to the Optionors that it wishes to terminate the Option, whereupon the Option will terminate 60 days thereafter.

6.2	Upon termination of the Option pursuant to Subsection 6.1 the Optionee will have no further right to acquire any interests in the Claims and no further obligations hereunder, except the following:

(a)

to leave the Claims in a safe and orderly condition and, with respect to activities carried out thereon by the Optionee during the Option Period, in accordance with all applicable Environmental Laws and permits, and without any outstanding work orders or directions related to any Environmental Liabilities requiring any work, repairs, construction or capital expenditures with respect to the Claims;

	(b)	to deliver at no reproduction or delivery cost to the Optionors or its designee, at a designated location designated by the Optionors:

(i)

all data, information and reports on work carried out by the Optionee during the Option Period on the Claims, all drill core, assay pulps, maps, drilling logs, assay results and other technical data compiled by the Optionee with respect to the Claims and copies of all books, accounts and records of operations conducted by or on behalf of the Optionee on the Claims and not previously delivered to the Optionors, all of which material is to presented in both electronic and hard copy; and

(ii)

upon the request of the Optionors, a form of quitclaim or other instrument satisfactory to the Optionors, executed by the Optionee, appropriate to evidence that the Optionee has no further interest in any of the Claims;

(c)

if requested to do so by the Optionors, within a period of 90 days following such termination, to remove from the Claims all temporary structures, plant, equipment, machinery, tools, appliances and supplies erected, installed or brought upon the Claims by or on behalf of the Optionee;

	(d)	keep the Claims in good standing for a period of least 12 months from the date of such termination; and

(e)

together with the Optionors, perform any other covenants under this Agreement required to be performed upon termination and observe and perform their confidentiality and other obligations pursuant to Section 15.

7.	ACQUISITIONS WITHIN AREA OF INTEREST

7.1	In this Section 7, the Optionors will be construed as a party and the Optionee will be construed as a party.

7.2

No party may acquire, nor will it permit any Affiliate to acquire, any Mineral Rights or Surface Rights located wholly or in part within the Area of Interest or any Mineral Rights adjacent thereto unless the acquisition is made subject to the terms of this Agreement and the acquiring party, or the party whose Affiliate made the acquisition, complies with the provisions of this Section 7.

7.3

Subject to Subsections 7.4 and 7.5, the parties agree that any Mineral Rights or Surface Rights acquired by a party or their Affiliates during the currency of this Agreement which are located wholly or partially within the Area of Interest (the “Proximate Property”) shall, at the option of the other party, form part of the Claims and be subject to the terms of the Option (the “Additional Property”) provided that if the such Mineral Rights or Surface Rights in the Area of Interest is acquired by the Optionors, then the Optionee will first be required to reimburse the Optionors for their acquisition costs.

7.4

If the acquiring party is the Optionors or an Affiliate of the Optionors, then Optionors will give written notice thereof to the Optionee setting out the location of the Mineral Rights or Surface Rights, including all information known to the Optionors or the acquiring party about the same, the costs of acquisition and all other pertinent details relating thereto, and upon receipt of such notice, the Optionee will have a period of 15 days to decide whether the Mineral Rights or Surface Rights in question or any portion thereof will become subject to the Option and make full payment for their cost. If the Optionee does elect to have such Mineral Rights or Surface Rights become subject to the Option and does make full payment for their cost, the Optionors will have recorded into the name of the Optionor Sub a 100% interest in the Mineral Rights or Surface Rights.

7.5

If the acquiring party is the Optionee or an Affiliate of the Optionee, the Optionee will give written notice thereof to the Optionors setting out the location of the Mineral Rights or Surface Rights, including all information known to the Optionee or the acquiring party about the same, the costs of acquisition and all other pertinent details relating thereto, and upon receipt of such notice, the Optionors will have a period of 15 days to decide whether the Mineral Rights or Surface Rights in question or any portion thereof will become subject to the Option. In the event that the Optionors elect to have the Mineral Rights or Surface Rights become subject to the Option, then the Optionee will have recorded into the name of the Optionor Sub a 100% interest in the Mineral Rights or Surface Rights.

7.6

If, within the 15-day period referred to in Subsection 7.4, the Optionee does not notify the Optionors that Mineral Rights or Surface Rights are to become subject to the Option, then the Optionee will be deemed to have elected that the acquisition by the acquiring party of the Mineral Rights or Surface Rights is not to form part of the Option and the same may thereafter be held or dealt with by the acquiring party and the Optionors free of the terms and conditions of this Agreement. The terms of this Section 7 will continue to apply with respect to any future acquisitions of Mineral Rights or Surface Rights within the Area of Interest until all obligations of the Optionee under this Agreement have been fulfilled and the Option has been exercised or terminated.

7.7

If, within the 15-day period referred to in Subsection 7.5, the Optionors do not notify the Optionee that Mineral Rights or Surface Rights are to become subject to the Option, then the Optionors will be deemed to have elected that such Mineral Rights or Surface Rights become subject to the Option and the acquiring party and the Optionee will record such Mineral Rights or Surface Rights in the name of the Optionor Sub. The terms of this Section 7 will continue to apply with respect to any future acquisitions of Mineral Rights or Surface Rights within the Area of Interest until all obligations of the Optionee under this Agreement have been fulfilled and the Option has been exercised or terminated.

7.8

Each of the parties hereto will execute and deliver or cause to be executed and delivered such further documents and instruments and give such further assurances as the other may reasonably require to evidence and give effect to any acquisition and/or transfer of a mineral interest as provided in this Section 7.

7.9	Non-compliance with the provisions of this Article by any acquiring party which is an Affiliate of a Participant will constitute a default under this Agreement by such Participant.

7.10

This Agreement and the rights and obligations of the parties hereunder are strictly limited to the Claims, including any Additional Property. Each party will have the free and unrestricted right to enter into, conduct and benefit from business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other party or inviting or allowing the other to participate.

8.	TRANSFERS

8.1

Unless permitted under and in accordance with this Agreement the Optionee will not transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of (whether as a noun or verb and in any form, “Transfer”) its interest, in whole or in part, in any of the Property, or transfer or assign any of its rights under this Agreement.

8.2

The Optionee is prohibited from transferring its interest, in whole or in part, in any of the Claims or any of its rights under this Agreement, unless such Transfer occurs when it is not in default of any of its covenants and agreements herein contained and it has received the consent of the Optionors to such Transfer, which consent may be withheld in their sole discretion.

8.3	Notwithstanding any other provision of this Section 8, the Optionors may Transfer any of their interest under this Agreement prior to the exercise of the Option without the consent of the Optionee.

8.4

Notwithstanding Subsections 8.2 and 8.3 of this Agreement and notwithstanding that the Optionors have not reviewed either the confidentiality agreement, the letter agreement or the formal agreement between the Optionee and Meridian Minerals Corp., if the Optionee enters into an earn-in agreement with Meridian Minerals Corp., the entering into of that agreement will not be a breach of Subsections 8.1 or 8.2.

9.	ABANDONMENT OF CLAIMS

9.1

Should the Optionee, in its sole discretion, determine that some but not all of the Claims no longer warrant further exploration and development, then the Optionee may abandon such Claims (the “Abandoned Claims”) without affecting its rights or obligations under this Agreement, so long as the Optionee provides the Optionor with 30 days notice of its intention to do so and (a) provides the Optionors with a copy of all information and data upon which the Optionee made its determination, and (b) receives the written consent of the Optionors and (c) upon the written request of the Optionors returns such abandoned Claims to the Optionors and the Optionee will:

(a)

to leave the Abandoned Claims in a safe and orderly condition and, with respect to activities carried out thereon by the Optionee during the Option Period, in accordance with all applicable Environmental Laws and permits, and without any outstanding work orders or directions related to any Environmental Liabilities requiring any work, repairs, construction or capital expenditures with respect to the Abandoned Claims;

	(b)	to deliver at no reproduction or delivery cost to the Optionors or its designee, at a location designated by the Optionors:

(i)

all data, information and reports on work carried out by the Optionee during the Option Period on the Claims, all drill core, assay pulps, maps, drilling logs, assay results and other technical data compiled by the Optionee with respect to the Claims and copies of all books, accounts and records of operations conducted by or on behalf of the Optionee on the Abandoned Claims and not previously delivered to the Optionors, all of which material is to presented in both electronic and hard copy: and

(ii)

upon the request of the Optionors, a form of quitclaim or other instrument satisfactory to the Optionors, executed by the Optionee, appropriate to evidence that the Optionee has no further interest in any of the Abandoned Claims;

(c)

if requested to do so by the Optionors, within a period of 90 days following such termination, to remove from the Abandoned Claims all temporary structures, plant, equipment, machinery, tools, appliances and supplies erected, installed or brought upon the Abandoned Claims by or on behalf of the Optionee; and

	(d)	keep the Abandoned Claims in good standing for a period of least 12 months from the date of such abandonment.

10.	RIGHT OF ENTRY

10.1	During the currency of the Option, the Optionee, its employees, agents and independent contractors, will have the sole and exclusive right to:

	(a)	enter upon the Claims;

	(b)	subject to the paramount title of the United States and the laws and regulations of the United States, have exclusive and quiet possession thereof;

	(c)	do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable; and

(d)	bring and erect upon the Claims such facilities as the Optionee may consider advisable.

11.	COVENANTS OF THE OPTIONOR AND THE OPTIONOR SUB

11.1	During the currency of this Agreement the Optionor and the Optionor Sub will not do any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder.

11.2	The Optionors, will from time to time, cooperate with and assist the Optionee in obtaining any required Authorization.

11.3

During the currency of this Agreement the Optionors will make available to the Optionee and its representatives all records and files in the possession of the Optionors relating to the Claims and permit the Optionee and its representatives, at its own expense, to take abstracts therefrom and make copies thereof.

11.4	During the term of the Option, the Optionors will promptly provide the Optionee with any and all notices and correspondence received by the Optionors from government agencies in respect of the Claims.

11.5	At the signing of this Agreement, the Optionor Sub will sign and deliver to the Optionee a Certificate in the form as set out in Schedule “C”.

11.6	At the signing of this Agreement, the Optionor will sign and deliver to the Optionee a Certificate in the form as set out in Schedule “D”.

11.7

Upon reasonable request by the Optionee but conditional upon the Optionee not being in breach of any term of this Agreement and this Agreement being in good standing, the Optionors will sign a certificate, from time to time, indicating that the Optionee is not in breach of any term of this Agreement and that this Agreement is in good standing.

11.8	The expenses associated with the Optionors performing its obligations under Section 11 will be paid by the Optionee.

12.	COVENANTS OF THE OPTIONEE

12.1	During the currency of this Agreement, the Optionee:

(a)

will do all such things required to keep the Claims in good standing, including, but not restricted to, paying all fees and taxes relating to the Claims and by the doing and filing of all necessary work;

(b)

will keep the Claims free and clear of all Encumbrances arising from the Optionee’s operations hereunder and making all other payments which may be necessary in that regard, it being understood that the Optionee may subsequently contest any such Encumbrance;

(c)

will not do any act or thing which would or might in any way adversely affect the rights of the Optionors to the Claims, the rights of the Optionor Sub to the NSR Royalty or any other rights of the Optionors hereunder;

(d)	will not do any act or thing or fail to do any act or thing which would be or result in a breach of the terms of the Underlying Golden Arc Option Agreement;

(e)

will permit the Optionor or the Optionor Sub, or their representatives duly authorized by it in writing, at their own risk and expense, access at all reasonable times, but subject to reasonable notice, to the Claims and to all records prepared by the Optionee in connection with work done on or with respect to the Claims, provided that if such disclosure would otherwise be a breach of any securities Laws pertaining to the disclosure of material information, then the Optionors will prior to such disclosure sign a confidentiality agreement in a form reasonably acceptable to the Optionors;

(f)

will have prepared technical reports in accordance with National Instrument 43-101 by a qualified person independent of the Optionors and the Optionee on the Claims and deliver those technical reports, in electronic form to the Optionors within 90 days of December 31, 2006 and each subsequent December 31 of the term of this Agreement and, in the event that the Optionee terminates this Agreement, within 90 days of such termination;

(g)

within 90 days of December 31, 2006 and within each subsequent December 31 of the term of the Option of this Agreement will prepare and deliver to the Optionors an Exploration Expense Report relating to Exploration Expense on the Claims during the Option Period not subject to a previous Exploration Expense Report and, in the event that the Optionee terminates this Agreement or exercises the Option, within 90 days of such termination or exercise, with the Exploration Expense Report for the period ended December 31, 2006 reporting on the Exploration Expense on the Golden Arc Claims and the Exploration Expense on the Claims other than the Golden Arc Claims separately;

(h)

shall make available for review by the Optionors during normal business hours, for a period of one month after the delivery to the Optionors of each Exploration Expense Report, backup invoices, statements and the like verifying such Exploration Expense promptly upon the Optionors’ written request. Each Exploration Expense Report will be deemed complete and accurate if such calculations in such report are not disputed in writing by the Optionors within 60 days following receipt by the Optionors of such Exploration Expense Report. In the event that Optionors dispute any amount (the “Disputed Amount”) set out in the Exploration Expense Report, all such costs incurred by the Optionees in respect of that dispute including, the cost of any audit or other review will be paid by the Optionors to the Optionees, unless such audit or other review discloses that the reported Disputed Amount is an amount exceeding 5% of the amount determined by such audit or review in which case, the Optionee will bear the full expenses of the Optionee and the Optionors;

(i)	will conduct all work on or with respect to the Claims in a careful and minerlike manner and in compliance with all applicable Laws;

(j)

will defend, indemnify and save the Optionors harmless from any and all claims, suits, actions made or brought against it as a result of work done by the Optionee, its employees, agents or contractors on or with respect to the Claims;

(k)

will make all filings and disclosures as required and within the time periods specified under all applicable securities legislation with respect to the allotment and issuance of the Shares pursuant to this Agreement; and

(l)	will, prior to commencing of any work on the Claims, obtain general liability insurance in an amount not less than $2,000,000.

13.	NSR ROYALTY

13.1

The Optionee will pay to the Optionor Sub a royalty equal to a two percent (2.0%) in aggregate NSR Royalty (as defined in Subsection 1.1), subject to Subsection 13.4. The NSR Royalty will be payable for so long as the Optionee and/or its successors and assigns hold any interest in the Claims.

13.2

Payment of the NSR Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a year commencing on the 1st day of January and expiring on the 31st day of December in any year in which ore is produced or removed from the Claims. Within 60 days after the end of each year for which the NSR Royalty is payable, the records relating to the calculation of the NSR Royalty on the Golden Arc Claims and on the other Claims (which must be reported separately) for such year will be audited by the Optionee and any adjustments in the payment of the NSR Royalty will be made forthwith after completion of the audit. All payments of the NSR Royalty for a year will be deemed final and in full satisfaction of all obligations of the Optionee in respect thereof if such payments or calculations thereof are not disputed by the Optionor within one year after receipt by the Optionor Sub of the said audit statement. The Optionee will maintain accurate records relevant to the determination of the NSR Royalty on the Golden Arc Claims and on the other Claims (which must be reported separately) and the Optionor Sub, or its authorized agent, shall be permitted the right to examine such records at all reasonable times.

13.3

The determination of the NSR Royalty hereunder is based on the premise that production will be developed solely on the Claims except that the Optionee will have the right to commingle ore mined from the Claims with ore mined and produced from other properties provided the Optionee will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from, or attributable to ore mined and produced from the Claims. The Optionee will deliver to the Optionors a description of Optionee’s commingling plan not less than 30 days before commencement of commingling. The Optionee will maintain accurate records of the results of such sampling, weighing and analysis with respect to any ore mined and produced from the Golden Arc Claims and the other Claims (which must be recorded and reported separately). The Optionor Sub or its authorized agents will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of NSR Royalty.

13.4

The Optionee shall have the right at any time to purchase up to 100% of the NSR Royalty on the Golden Arc Claims by paying to the Optionor Sub the sum of $1,000,000 for each one of the two percentage points of the NSR Royalty on the Golden Arc Claims.

13.5	The Optionee shall pay advance royalty payments (the “Advance Royalty Payments”) as follows:

(a) $10,000 by March 16, 2006 (which payment has been made);

(b) $10,000 by December 3, 2006;

(c) $20,000 by December 3, 2007; and

(d)

$20,000 by each successive December 3 of the term of this Agreement until production commences from the Claims and continues uninterrupted for a period of 12 consecutive months, at which time all further obligations to pay Advance Royalties will terminate, except for those Advance Royalties, previously unpaid by the Optionee.

13.6	All Advance Royalty Payments will be deducted from the NSR Royalty payments otherwise needed to be made under this Agreement.

13.7

It is acknowledged that the Optionor Sub is responsible for paying a royalty to Golden Arc under the Underlying Golden Arc Option Agreement relating to the Golden Arc Claims. Each of the Optionor, the Optionor Sub and the Optionee will use their best efforts to make reasonable arrangements between them from time to time to ensure that payments of royalty under this Agreement to the Optionor Sub, will in turn be paid by the Optionor Sub to Golden Arc to the extent necessary to ensure that the royalty payments of the Optionor Sub to Golden Arc are keep in good standing.

13.8

In the event that the Optionor Sub transfers to a third party its right or part of its right to obtain the NSR Royalty, then Optionor Sub will first provide written notice to the Optionee of such transfer and until receipt of notice of such transfer, then Optionee may make payment of the NSR

Royalty to the Optionor Sub.

14.	REGISTRATION OF AGREEMENT

14.1	Notwithstanding any term of this Agreement, each of the Optionee and the Optionor Sub will have the right at any time to register this Agreement or a Memorandum thereof against title to the Claims.

15.	CONFIDENTIAL INFORMATION

15.1

Except as specifically otherwise provided for herein, all information obtained hereunder will be confidential and notwithstanding any termination of this Agreement, neither of the parties will disclose or permit the disclosure of such information or the terms of this Agreement, or use or permit the use of such information other than for the activities contemplated hereunder, as required by any Laws or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the written consent of the other party, such consent not to be unreasonably withheld.

15.2	The provisions of this Section 15 do not apply to information that is in or becomes part of the public domain other than through a breach of the terms hereof.

15.3

Where a request is made for permission to disclose confidential information hereunder, a reply thereto will be made within three Business Days after receipt of such request, failing which the party requesting will be entitled as if consent had been given to disclose such information in the limited circumstances specified in such request.

15.4

During the term of the Option, the Optionee will provide the Optionor drafts of all proposed news releases relating to the Claims not less than 24 hours prior to the intended release of such news release relating to the Claims and within 24 hours the Optionor will provide comments on the proposed news release and the parties will use their best efforts to agree on the final text of the proposed news release. If the Optionor fails to provide comments within such 24 hour period, then the Optionee may proceed to issue the proposed news release.

15.5

Notwithstanding Subsection 15.4, the parties acknowledge that the Optionee is a reporting issuer in the Province of British Columbia, pursuant to the Securities Act (British Columbia) and in the United States of America and that the securities laws of each jurisdiction requires that the Optionee comply with continuous disclosure requirements, including the immediate release of news releases upon any and all material changes. In the event that the Optionee provides a copy of any of its proposed news releases to either of the Optionor or the Optionor Sub for review, the Optionors will keep such information confidential until such information has been released by the Optionee and the Optionee may issue such news release at any time as required by applicable securities legislation, despite the delay or failure of either of the Optionor or the Optionor Sub to provide their comments to such news release.

16.	FURTHER ASSURANCES

16.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

17.	NOTICE

17.1

Each notice, demand or other communication required or permitted to be given under this Agreement will be in writing and will be delivered or sent by facsimile transfer or some other similar form of telecommunication addressed as follows:

If to the Optionors at:

Golden Sands Exploration Inc. & AHL Holdings Ltd.
One East Liberty Street
Suite 424
Reno, Nevada 89501

with a copy to:

Alan H. Finlayson
Barrister & Solicitor
P.O. Box 11122, Royal Centre
1880 – 1055 West Georgia Street
Vancouver, British Columbia
V6E 3P3
Fax:          (604) 687-6650
Attention:        Alan H. Finlayson

If to Evolving at:

Evolving Gold Corporation
Suite 1500, 885 West Georgia Street
Vancouver, BC V6C 3E82

with a copy to:

Lang Michener LLP
Barristers & Solicitors
P.O. Box 11117, Royal Centre
1500 – 1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7
Fax:      (604) 685-7084
Attention:        Desmond Balakrishnan

The date of receipt of such notice, demand or other communication will be the date of delivery thereof if delivered and, if given by facsimile transfer or some other form of electronic communication, will be deemed to have been given and received on the day on which it was sent, unless it was sent after 5:00 p.m. local time of the recipient, in which case it will be deemed given and received on the next business day.

17.2	Either party may at any time and from time to time notify the other party in writing in accordance with this Section of a change of address for the purposes of this Agreement.

18.	HEADINGS

18.1	The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

19.	DEFAULT

19.1

If any party (a "Defaulting Party") is in default of any requirement herein set forth (except for Subsections 3.2), the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has not cured or diligently commenced to cure the default by the appropriate performance and if the Defaulting Party fails within such period to cure or diligently commenced to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

19.2

The Defaulting Party will pay all expenses relating to the Notice of Default, including, but not restricted to, all legal expenses relating to the Notice of the Default. The Defaulting Party will pay such expenses within 10 days of the written demand for the payment of such expenses.

20.	NO WAIVER OF BREACHES

20.1

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

21.	NO PARTNERSHIP

21.1	Nothing herein will constitute or be taken to constitute the parties as partners or create any fiduciary relationship between them.

22.	CURRENCY

22.1	All references to monies hereunder will be in United States funds except where otherwise designated.

23.	METHOD OF PAYMENT

23.1

Cash payments to be made to any party hereunder may be made by certified cheque or bank draft delivered to such party at its address for notice purposes as provided herein, or by electronic transfer of funds for the account of such party at such bank or banks in Canada or the United States as such party may designate from time to time by written notice. Such bank or banks will be deemed the agent of the designating party for the purposes of receiving, collecting and receipting such payment.

24.	ENUREMENT

24.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

25.	GOVERNING LAW

25.1	This Agreement will be construed in accordance with and governed by the laws in force in British Columbia.

25.2	The courts of British Columbia will have exclusive jurisdiction to hear and determine all disputes arising hereunder. This Section 25 will not be construed:

(a)

to affect the rights of a party to enforce a judgment or award outside British Columbia, including the right to record or enforce a judgment or award in a jurisdiction in which the Claims are situated; and

(b) to supersede the laws of Nevada applicable to the Claims and the rights and obligations of a holder of mineral rights thereunder.

26.	FORCE MAJEURE

26.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non- availability of materials or transportation (each an "Intervening Event").

26.2	All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 26.1.

26.3

A party relying on the provisions of Subsection 26.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

27.	ENTIRE AGREEMENT

27.1

This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties and replaces and supersedes the December 3, 2004 Option Agreement and all previous amendments thereto and any other agreement or arrangement, whether oral or written, express or implied, statutory or otherwise heretofore existing between the parties in respect of the subject matter of this Agreement.

28.	SPECIAL REMEDIES

28.1

Each of the parties agree that its failure to comply with the covenants and restrictions set out in any of Sections 7, 8 or 15 would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure, the other party will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of Sections 7, 8 or 15 as the case may be, and any party intending to breach the provisions of Sections 7, 8 or 15 hereby waives any defence it may have in law to such injunctive or equitable relief.

29.	TIME OF ESSENCE

29.1	Time will be of the essence in this Agreement.

30.	EXECUTION OF AGREEMENT

30.1	This Agreement may be signed in counterpart and by fax.

GOLDEN SANDS EXPLORATION INC.	)
)
)
Per: /s/ Alexander Harry Lenec	)
)
Alexander Harry Lenec, President	)

AHL HOLDINGS LTD.	)
)
)
Per: /s/ Alexander Harry Lenec	)
)
Alexander Harry Lenec, President	)

EVOLVING GOLD CORPORATION	)
)
)
Per: /s/ Lawrence Dick	)
)
Lawrence Dick, President and CEO	)

25

Schedule “A1”

This is Schedule "A1" to the Amended and Restated Option and Royalty Agreement dated for reference December 3, 2004 between Golden Sands Exploration Inc., as optionor, AHL Holdings Ltd., as optionor sub and Evolving Gold Corporation, as optionee, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

The Original Golden Arc Claims:

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date	Status	Expiry Date
WM #1	733156	Optionor Sub	01/04/1996	Active	September 1, 2005
WM #2	405978	Arctic	04/11/1987	Active	September 1, 2005
WM #3	733157	Optionor Sub	01/04/1996	Active	September 1, 2005
WM #4	405980	Arctic	04/11/1987	Active	September 1, 2005
WM #5	733158	Optionor Sub	01/04/1996	Active	September 1, 2005
WM #6	405982	Arctic	04/11/1987	Active	September 1, 2005
WM #8	405983	Arctic	04/11/1987	Active	September 1, 2005
WM #10	405984	Arctic	04/11/1987	Active	September 1, 2005
Golden West #6	733140	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #7	733141	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #8	733142	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #9	733143	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #10	733144	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #11	733145	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #12	733146	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #13	733147	Optionor Sub	01/02/1996	Active	September 1, 2005
Golden West #14	733148	Optionor Sub	01/03/1996	Active	September 1, 2005
Golden West #15	733149	Optionor Sub	01/03/1996	Active	September 1, 2005
Golden West #16	733150	Optionor Sub	01/03/1996	Active	September 1, 2005
Golden West #17	733151	Optionor Sub	01/03/1996	Active	September 1, 2005
Golden West #18	733152	Optionor Sub	01/03/1996	Active	September 1, 2005
Golden West #19	733153	Optionor Sub	01/03/1996	Active	September 1, 2005
Gold West Frac A	733154	Optionor Sub	01/03/1996	Active	September 1, 2005
Gold West Frac B	733155	Optionor Sub	01/03/1996	Active	September 1, 2005
T&C #1	479032	Optionor Sub	05/08/1988	Active	September 1, 2005
T&C #2	479033	Optionor Sub	05/08/1998	Active	September 1, 2005
T&C #3	479034	Optionor Sub	05/08/1998	Active	September 1, 2005
TJ #12	155540	Optionor Sub	04/02/1980	Active	September 1, 2005
TJ #14	733159	Optionor Sub	01/04/1996	Active	September 1, 2005
TJ #15	733160	Optionor Sub	01/04/1996	Active	September 1, 2005
TJ #16	155544	Optionor Sub	04/04/1980	Active	September 1, 2005
TJ #17	155545	Optionor Sub	04/04/1980	Active	September 1, 2005
TJ #18	155546	Optionor Sub	04/04/1980	Active	September 1, 2005
TJ #19	155547	Optionor Sub	04/02/1980	Active	September 1, 2005
TJ #29	155557	Optionor Sub	04/04/1980	Active	September 1, 2005
TJ #30	155558	Optionor Sub	04/17/1980	Active	September 1, 2005
TJ #34	155562	Optionor Sub	04/17/1980	Active	September 1, 2005

26

Schedule “A2”

This is Schedule "A2" to the Amended and Restated Option and Royalty Agreement dated for reference December 3, 2004 between Golden Sands Exploration Inc., as optionor, AHL Holdings Ltd., as optionor sub and Evolving Gold Corporation, as optionee, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

The Golden Arc Claims:

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date	Status	Expiry Date
WM #1	733156	Optionor Sub	01/04/1996	Active	September 1, 2006
WM #2	405978	Optionor Sub	04/11/1987	Active	September 1, 2006
WM #3	733157	Optionor Sub	01/04/1996	Active	September 1, 2006
WM #4	405980	Optionor Sub	04/11/1987	Active	September 1, 2006
WM #5	733158	Optionor Sub	01/04/1996	Active	September 1, 2006
WM #6	405982	Optionor Sub	04/11/1987	Active	September 1, 2006
WM #8	405983	Optionor Sub	04/11/1987	Active	September 1, 2006
WM #10	405984	Optionor Sub	04/11/1987	Active	September 1, 2006
Golden West #6	733140	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #7	733141	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #8	733142	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #9	733143	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #10	733144	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #11	733145	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #12	733146	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #13	733147	Optionor Sub	01/02/1996	Active	September 1, 2006
Golden West #14	733148	Optionor Sub	01/03/1996	Active	September 1, 2006
Golden West #15	733149	Optionor Sub	01/03/1996	Active	September 1, 2006
Golden West #16	733150	Optionor Sub	01/03/1996	Active	September 1, 2006
Golden West #17	733151	Optionor Sub	01/03/1996	Active	September 1, 2006
Golden West #18	733152	Optionor Sub	01/03/1996	Active	September 1, 2006
Golden West #19	733153	Optionor Sub	01/03/1996	Active	September 1, 2006
Amended Golden West Frac A	733154	Optionor Sub	01/03/1996	Active	September 1, 2006
Amended Golden West Frac B	733155	Optionor Sub	01/03/1996	Active	September 1, 2006
WM 206	917492	Optionor Sub	11/19/2005	Active	September 1, 2006
WM 207	917493	Optionor Sub	11/19/2005	Active	September 1, 2006
WM 208	917494	Optionor Sub	11/19/2005	Active	September 1, 2006
T&C #1	479032	Optionor Sub	05/08/1988	Active	September 1, 2006
T&C #2	479033	Optionor Sub	05/08/1998	Active	September 1, 2006
T&C #3	479034	Optionor Sub	05/08/1998	Active	September 1, 2006
TJ #12	155540	Optionor Sub	04/02/1980	Active	September 1, 2006
TJ #14	733159	Optionor Sub	01/04/1996	Active	September 1, 2006
TJ #15	733160	Optionor Sub	01/04/1996	Active	September 1, 2006
TJ #16	155544	Optionor Sub	04/04/1980	Active	September 1, 2006
TJ #17	155545	Optionor Sub	04/04/1980	Active	September 1, 2006

27

TJ #18	155546	Optionor Sub	04/04/1980	Active	September 1, 2006
TJ #19	155547	Optionor Sub	04/02/1980	Active	September 1, 2006
TJ #29	155557	Optionor Sub	04/04/1980	Active	September 1, 2006
TJ #30	155558	Optionor Sub	04/17/1980	Active	September 1, 2006
TJ #34	155562	Optionor Sub	04/17/1980	Active	September 1, 2006

Schedule “B”

This is Schedule "B" to the Amended and Restated Option and Royalty Agreement dated for reference December 3, 2004 between Golden Sands Exploration Inc., as optionor, AHL Holdings Ltd. as optionor sub and Evolving Gold Corporation, as optionee, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

The Initial Additional Claims:

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 101	NMC887954	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 102	NMC887955	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 103	NMC887956	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 104	NMC887957	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 105	NMC887958	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 106	NMC887959	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 107	NMC887960	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 108	NMC887961	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 109	NMC887962	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 110	NMC887963	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 111	NMC887964	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 112	NMC887965	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 113	NMC887966	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 114	NMC887967	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 115	NMC887968	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 116	NMC887969	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 117	NMC887970	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 118	NMC887971	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 119	NMC887972	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 120	NMC887973	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 121	NMC887974	Optionor Sub	11/13/2004	Active	September 1, 2006
WM 122	NMC887975	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 123	NMC887976	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 124	NMC887977	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 125	NMC887978	Optionor Sub	11/10/2004	Active	September 1, 2006
WM 126	NMC887979	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 127	NMC887980	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 128	NMC887981	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 129	NMC887982	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 130	NMC887983	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 131	NMC887984	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 132	NMC887985	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 133	NMC887986	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 134	NMC887987	Optionor Sub	12/10/2004	Active	September 1, 2006
WM 135	NMC887988	Optionor Sub	12/10/2004	Active	September 1, 2006

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 136	NMC894073	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 137	NMC894074	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 138	NMC894075	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 139	NMC894076	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 140	NMC894077	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 141	NMC894078	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 142	NMC894079	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 143	NMC894080	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 144	NMC894081	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 145	NMC894082	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 146	NMC894083	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 147	NMC894084	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 148	NMC894085	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 149	NMC894086	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 150	NMC894087	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 151	NMC894088	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 152	NMC894089	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 153	NMC894090	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 154	NMC894091	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 155	NMC894092	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 156	NMC894093	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 157	NMC894094	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 158	NMC894095	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 159	NMC894096	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 160	NMC894097	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 161	NMC894098	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 162	NMC894099	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 163	NMC894100	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 164	NMC894101	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 165	NMC894102	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 166	NMC894103	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 167	NMC894104	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 168	NMC894105	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 169	NMC894106	Optionor Sub	2/2/2005	Active	September 1, 2006
WM 170	NMC894107	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 171	NMC894108	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 172	NMC894109	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 173	NMC894110	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 174	NMC894111	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 175	NMC894112	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 176	NMC894113	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 177	NMC894114	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 178	NMC894115	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 179	NMC894116	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 180	NMC894117	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 181	NMC894118	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 182	NMC894119	Optionor Sub	2/3/2005	Active	September 1, 2006

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 183	NMC894120	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 184	NMC894121	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 185	NMC894122	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 186	NMC894123	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 187	NMC894124	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 188	NMC894125	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 189	NMC894126	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 190	NMC894127	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 191	NMC894128	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 192	NMC894129	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 193	NMC894130	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 194	NMC894131	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 195	NMC894132	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 196	NMC894133	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 197	NMC894134	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 198	NMC894135	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 199	NMC894136	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 200	NMC894137	Optionor Sub	2/3/2005	Active	September 1, 2006
WM 201	NMC894138	Optionor Sub	2/4/2005	Active	September 1, 2006
WM 202	NMC894139	Optionor Sub	2/4/2005	Active	September 1, 2006
WM 203	NMC894140	Optionor Sub	2/4/2005	Active	September 1, 2006
WM 204	NMC894141	Optionor Sub	2/4/2005	Active	September 1, 2006
WM 221	NMC908914	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 222	NMC908915	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 223	NMC908916	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 224	NMC908917	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 230	NMC908923	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 231	NMC908924	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 232	NMC908925	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 233	NMC908926	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 234	NMC908927	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 235	NMC908928	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 236	NMC908929	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 237	NMC908930	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 238	NMC908931	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 239	NMC908932	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 240	NMC908933	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 241	NMC908934	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 242	NMC908935	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 243	NMC908936	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 244	NMC908937	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 245	NMC908938	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 246	NMC908939	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 247	NMC908940	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 248	NMC908941	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 249	NMC908942	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 250	NMC908943	Optionor Sub	9/1/2005	Active	September 1, 2006

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 251	NMC908944	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 252	NMC908945	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 253	NMC908946	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 254	NMC908947	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 255	NMC908948	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 256	NMC908949	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 257	NMC908950	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 258	NMC908951	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 259	NMC908952	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 260	NMC908953	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 261	NMC908954	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 262	NMC908955	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 263	NMC908956	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 264	NMC908957	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 265	NMC908958	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 266	NMC908959	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 267	NMC908960	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 268	NMC908961	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 269	NMC908962	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 270	NMC908963	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 271	NMC908964	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 272	NMC908965	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 273	NMC908966	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 274	NMC908967	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 275	NMC908968	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 276	NMC908969	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 277	NMC908970	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 278	NMC908971	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 279	NMC908972	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 280	NMC908973	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 281	NMC908974	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 282	NMC908975	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 283	NMC908976	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 284	NMC908977	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 285	NMC908978	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 286	NMC908979	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 287	NMC908980	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 288	NMC908981	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 289	NMC908982	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 290	NMC908983	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 291	NMC908984	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 292	NMC908985	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 293	NMC908986	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 294	NMC908987	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 295	NMC908988	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 296	NMC908989	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 297	NMC908990	Optionor Sub	9/1/2005	Active	September 1, 2006

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 298	NMC908991	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 299	NMC908992	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 300	NMC908993	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 301	NMC908994	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 302	NMC908995	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 303	NMC908996	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 304	NMC908997	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 305	NMC908998	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 306	NMC908999	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 307	NMC909000	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 308	NMC909001	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 309	NMC909002	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 310	NMC909003	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 311	NMC909004	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 312	NMC909005	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 313	NMC909006	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 314	NMC909007	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 315	NMC909008	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 316	NMC909009	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 317	NMC909010	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 318	NMC909011	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 319	NMC909012	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 320	NMC909013	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 321	NMC909014	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 322	NMC909015	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 323	NMC909016	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 324	NMC909017	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 325	NMC909018	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 326	NMC909019	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 327	NMC909020	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 328	NMC909021	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 329	NMC909022	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 330	NMC909023	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 331	NMC909024	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 332	NMC909025	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 333	NMC909026	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 334	NMC909027	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 335	NMC909028	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 336	NMC909029	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 337	NMC909030	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 338	NMC909031	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 339	NMC909032	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 340	NMC909033	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 341	NMC909034	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 342	NMC909035	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 343	NMC909036	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 344	NMC909037	Optionor Sub	9/1/2005	Active	September 1, 2006

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 345	NMC909038	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 346	NMC909039	Optionor Sub	9/1/2005	Active	September 1, 2006
WM 347	NMC909040	Optionor Sub	9/1/2005	Active	September 1, 2006

Schedule “C”

This is Schedule "C" to the Amended and Restated Option and Royalty Agreement dated for reference December 3, 2004 between Golden Sands Exploration Inc., as optionor, AHL Holdings Ltd., as optionor sub and Evolving Gold Corporation, as optionee, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

CERTIFICATE OF OPTIONOR SUB
(follows this page)

CERTIFICATE

TO:	EVOLVING GOLD CORPORATION
AND TO:	LANG MICHENER LLP
AND TO:	MERIDIAN MINERALS CORP.
AND TO:	FRASER MILNER CASGRAIN LLP~~.~~

AHL Holdings Ltd. (“AHL”) understands that Evolving Gold Corporation (“Evolving”) and Meridian Mineral Corp. (“Meridian”) are negotiating an agreement (the “Meridian Option Agreement”) regarding the possible acquisition by Meridian of a portion of the option granted by AHL and Golden Sands Exploration Inc. (“Golden Sands”) to Evolving under an option agreement dated December 3, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006 (the “Amended and Restated Evolving Option Agreement”).

This certificate is provided to the addressees to provide certain comfort to the addressees.

AHL hereby certifies that:

(a)

Subject to the terms of the option agreement dated March 22, 2004 between AHL and Golden Arc Mining & Refining Inc. (the “Underlying Golden Arc Option Agreement”), AHL is the sole registered owner and AHL and Golden Sands are the sole beneficial owners of all of the Claims, as defined in the Amended and Restated Evolving Option Agreement excepting the Golden Arc Claims (as defined in the Amended and Restated Evolving Option Agreement) in which case AHL is the sole registered owner and Golden Arc has represented to AHL that it is the sole beneficial owner, and AHL and Golden Sands have all necessary authority to convey to Evolving a 100% interest in the Claims in accordance with the terms of the Amended and Restated Evolving Option Agreement.

(b)

AHL and its Affiliates (as defined in the Amended and Restated Evolving Option Agreement) have not created, suffered or allowed to exist in respect of the Claims any mortgages, pledges, liens, embargoes and clouds on title, including any lease, license or litigation.

(c)

AHL and its Affiliates have not sold, transferred, assigned or granted to any third party any right, title or interest in, or any right to acquire any such interest in, all or any of the Claims. Without limiting the generality of the foregoing, AHL or its Affiliates have not entered into and there are not any agreements or options to grant or convey any interest in the Claims or to pay any royalties with respect to the Claims except for Evolving’s obligation to pay royalties to AHL in accordance with the terms of the Amended and Restated Evolving Option Agreement and AHL’s obligation’s to pay royalties to Golden Arc in accordance with the Underlying Golden Arc Option Agreement.

(d)

AHL hereby acknowledges that Evolving is negotiating the Meridian Option Agreement and although AHL has not reviewed the Meridian Option Agreement, AHL confirms that the entering into of the Meridian Option Agreement will not be a breach of the restrictions found in Subsections 8.1 and 8.2 of the Amended and Restated Option Agreement. AHL has not participated in the negotiations between Evolving and Meridian and Evolving acknowledges that AHL has no obligation or responsibility to negotiate with Meridian.

(e)

AHL has entered into the Amended and Restated Evolving Option Agreement and confirms that all of the representations and warranties contained in the Amended and Restated Evolving Option Agreement relating to AHL are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties are true and correct as of such earlier date.

(f)	AHL confirms that the Option (as defined in the Amended and Restated Evolving Option Agreement) is in good standing.

(g)	AHL confirms that the option granted to AHL in the Underlying Golden Arc Option Agreement is in good standing and in full force and effect.

DATED as of the 7th day of July, 2006.

AHL HOLDINGS LTD.
By:

____________________________________
Alec Lenec, President

Schedule “D”

This is Schedule "D" to the Amended and Restated Option and Royalty Agreement dated for reference December 3, 2004 between Golden Sands Exploration Inc., as optionor, AHL Holdings Ltd., as optionor sub and Evolving Gold Corporation, as optionee, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006

CERTIFICATE OF OPTIONOR
(follows this page)

CERTIFICATE

TO:	EVOLVING GOLD CORPORATION
AND TO:	LANG MICHENER LLP
AND TO:	MERIDIAN MINERALS CORP.
AND TO:	FRASER MILNER CASGRAIN LLP~~.~~

Golden Sands Exploration Inc.. (“Golden Sands”) understands that Evolving Gold Corporation (“Evolving”) and Meridian Mineral Corp. (“Meridian”) are negotiating an agreement (the “Meridian Option Agreement”) regarding the possible acquisition by Meridian of a portion of the option granted by AHL and Golden Sands to Evolving under an option agreement dated December 3, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on July 7, 2006 (the “Amended and Restated Evolving Option Agreement”).

This certificate is provided to the addressees to provide certain comfort to the addressees.

Golden Sands hereby certifies that:

(a)

Subject to the terms of the option agreement dated March 22, 2004 between AHL Holdings Ltd. (“AHL”) and Golden Arc Mining & Refining Inc. (“Golden Arc”) (the “Underlying Golden Arc Option Agreement”), AHL is the sole registered owner and AHL and Golden Sands are the sole beneficial owners of all of the Claims, as defined in the Amended and Restated Evolving Option Agreement excepting the Golden Arc Claims (as defined in the Amended and Restated Evolving Option Agreement) in which case AHL is the sole registered owner and Golden Arc has represented to AHL that it is the sole beneficial owner, and AHL and Golden Sands have all necessary authority to convey to Evolving a 100% interest in the Claims.

(b)

Golden Sands and its Affiliates (as defined in the Amended and Restated Evolving Option Agreement) have not created, suffered or allowed to exist in respect of the Claims any mortgages, pledges, liens, embargoes and clouds on title, including any lease, license or litigation.

(c)

Golden Sands and its Affiliates have not sold, transferred, assigned or granted to any third party any right, title or interest in, or any right to acquire any such interest in, all or any of the Claims.

Without limiting the generality of the foregoing, Golden Sands or its Affiliates have not entered into and there are not any agreements or options to grant or convey any interest in the Claims or to pay any royalties with respect to the Claims except for Evolving’s obligation to pay royalties to AHL in accordance with the terms of the Amended and Restated Evolving Option Agreement and AHL’s obligation’s to pay royalties to Golden Arc in accordance with the Underlying Golden Arc Option Agreement.

(d)

Golden Sands hereby acknowledges that Evolving is negotiating the Meridian Option Agreement and although Golden Sands has not reviewed the Meridian Option Agreement, AHL confirms that the entering into of the Meridian Option Agreement will not be a breach of the restrictions found in Subsections 8.1 and 8.2 of the Amended and Restated Option Agreement. Golden Sands has not participated in the negotiations between Evolving and Meridian and Evolving acknowledges that Golden Sands has no obligation or responsibility to negotiate with Meridian.

(e)

Golden Sands has entered into the Amended and Restated Evolving Option Agreement and confirms that all of the representations and warranties contained in the Amended and Restated Evolving Option Agreement relating to AHL and Golden Sands are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties are true and correct as of such earlier date.

(f)	Golden Sands confirms that the Option (as defined in the Amended and Restated Evolving Option Agreement) is in good standing.

(g)	Golden Sands confirms that the option granted to AHL in the Underlying Golden Arc Option Agreement is in good standing and in full force and effect.

DATED as of the 7th day of July, 2006.

GOLDEN SANDS EXPLORATION INC.

By:

_______________________________
Alec Lenec, President